SPECIMEN COMMON STOCK CERTIFICATE

Exhibit 4.2

NUMBER	SHARES
OLITC

OMNILIT ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that ____________________	CUSIP 68218C 108

is the owner of ___________________

FULLY PAID AND NON-ASSESSABLE SHARES PAR VALUE OF $0.0001

EACH OF THE CLASS A COMMON STOCK OF

OMNILIT ACQUISITION CORP. (THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of Class A common stock and liquidate if it is unable to complete an initial business combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated , 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

OmniLit Acquisition Corp. CORPORATE
Authorized Signatory	SEAL 2021 DELAWARE	Transfer Agent

OmniLit Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIT GIFT MIN ACT- ______	Custodian	_______
	(Cust)		(Minor)
TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right to survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitutes and appoints

Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated __________, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering (“IPO”) with respect to the Class A common stock represented by this certificate only in the event that (i) the Company is forced to redeem the shares of Class A common stock sold in the IPO and liquidates because it does not consummate an initial Business Combination within the period of time set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares of Class A common stock included in the Units upon consummation of, or sell such shares in a tender offer in connection with, the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses, or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.